As filed with the Securities and Exchange Commission on [o]
                                                Registration Statement No. [o]
------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                     ------------------------------------
                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                     ------------------------------------

                           MAGNA INTERNATIONAL INC.
            (Exact name of registrant as specified in its charter)

  Province of Ontario, Canada                      Not Applicable
  ---------------------------                      --------------
(State or other jurisdiction of           (IRS Employer Identification Number)
 incorporation or organization)

                            337 Magna Drive, Aurora
                            Ontario, Canada L4G 7K1
                            -----------------------
         (Address of principal executive offices, including zip code)

             THE MAGNA GROUP OF COMPANIES RETIREMENT SAVINGS PLAN
                           (Full title of the plan)

                             CT Corporation System
                                 1633 Broadway
                           New York, New York 10019
                                (212) 664-1666
           (Name, address and telephone number of agent for service)

                            -----------------------

                        Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum
     Title of Securities to be         Amount to be        Offering Price Per          Proposed Maximum          Amount of
            Registered               Registered(1)(2)           Share(3)           Aggregate Offering Price  Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Class A Subordinate Voting           400,000 shares               $72.53                     $29,012,000           $3,414.71
Shares, without par value
-------------------------------------------------------------------------------------------------------------------------------
 Interests in the Plan                     (4)                    N/A                        N/A                    N/A
-------------------------------------------------------------------------------------------------------------------------------

(1) The Class A Subordinate Voting Shares (the "Shares") being registered also consist of Shares to be acquired in the open market.

(2) There are also registered hereby such indeterminate number of Shares as may become issuable pursuant to anti-dilution provisions of the plan. No additional registration fee is included for these shares.

(3) Estimated pursuant to Rule 457(h) solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on September 6, 2005.

(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                               EXPLANATORY NOTE

         This Registration Statement relates to The Magna Group of Companies Retirement Savings Plan (the "Plan") and the offer and sale of the Shares of Magna International Inc. (the "Registrant") pursuant to the Plan, together with an indeterminate amount of interests in the Plan as may be purchased with contributions under the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

The Registrant hereby incorporates the following documents herein by reference:

(a) the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2004, filed with the Commission on March 31, 2005;

(b) the Registrant's Current Reports on Form 6-K dated January 13, 2005, February 2, 2005, February 7, 2005, February 10, 2005, March 2, 2005, March 8, 2005, March 31, 2005, March 31, 2005, April 1, 2005, April 4, 2005, April 5,
2005, May 13, 2005, August 10, 2005 and August 12, 2005;

(c) the description of the Registrant's Class A Subordinate Voting Shares contained in the Registration Statement on Form F-4, filed with the Commission on July 18, 2002 (Commission File Number 333-96719);

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not required.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 5.2 of the Registrant's general By-Law provides that the Registrant shall indemnify a director, officer, former director, former officer or a person who acts or acted at the Registrant's request as a director or officer or other similar executive for another body corporate or other organization of which the Registrant is or was a shareholder (or other type of equity-holder) or creditor, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, officer or other similar executive of such body corporate or other organization, to the full extent permitted by law. The Registrant is authorized to enter into agreements evidencing its indemnity in favor of the foregoing persons to the full extent permitted by law and may purchase and maintain insurance against the risk of its liability to indemnify pursuant to this provision.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         The following exhibits are filed as part of this Registration
Statement:

4.1      The Magna Group of Companies Retirement Savings Plan.
4.2 Articles of Arrangement and general By-Law of the Registrant, as amended to date.
5.1      Opinion of Sidley Austin Brown & Wood LLP.
5.2 The Registrant hereby undertakes to cause the Plan Sponsor to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner after the effective date of this Registration Statement, and to make all changes required by the IRS in order to qualify the Plan.
23.1     Consent of Ernst & Young LLP.
23.2     Consent of Sidley Austin Brown & Wood LLP (included as part of
         Exhibit 5.1).

Item 9.  Undertakings.
         ------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Aurora, Province of Ontario, Canada, as of this 9th day of September, 2005.

                                     MAGNA INTERNATIONAL INC.
                                     (Registrant)


                                     By:  /s/ Vincent J. Galifi
                                         -------------------------------------
                                          Vincent J. Galifi
                                          Executive Vice President and
                                          Chief Financial Officer


                                     By:  /s/ Brian Colburn
                                         -------------------------------------
                                          J. Brian Colburn
                                          Executive Vice President,
                                          Special Projects and
                                          Secretary

                               POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Vincent J. Galifi, Frank Stronach and J. Brian Colburn, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated as of the 9th day of September, 2005.

                 Signature                              Title
                 ---------                              -----


       /s/ Donald J. Walker
      ------------------------                Co-Chief Executive Officer
         Donald J. Walker


      /s/ Siegfried Wolf
      ------------------------                Co-Chief Executive Officer
          Siegfried Wolf                         and Director


      /s/ Vincent J. Galifi
      ------------------------             Executive Vice President, Chief
         Vincent J. Galifi                        Financial Officer


      /s/ Patrick W. D. McCann
      -------------------------             Vice President and Controller
       Patrick W.D. McCann


      /s/ Frank Stronach
      ------------------------                    Chairman of the Board
         Frank Stronach


      /s/ William H. Fike
      ------------------------                         Director
         William H. Fike


      /s/ Manfred Gingl
     ------------------------                          Director
          Manfred Gingl


      /s/ Michael D. Harris
      ------------------------                         Director
          Michael D. Harris

       /s/ Edward C. Lumley
       -----------------------                           Director
          Edward C. Lumley



       -----------------------                           Director
           Klaus Mangold


       /s/ Donald Resnick
       -----------------------                           Director
           Donald Resnick


       /s/ Royden R. Richardson
       -------------------------                         Director
         Royden R. Richardson



       ------------------------                          Director
           Franz Vranitzky


       /s/ Mark Hogan
       ------------------------                        President and
              Mark Hogan                     Authorized U.S. Representative

        The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of The Magna Group of Companies Retirement Savings Plan has duly caused this Registration Statement on Form S-8 to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the Town of Aurora, Province of Ontario, Canada, on this 9th day of September, 2005.

                        The Magna Group of Companies Retirement Savings Plan


                          By:   Magna International of America, Inc, as Sponsor


                          By:   /s/ Vincent J. Galifi
                                ---------------------------------------------
                                Vincent J. Galifi
                                Executive Vice President and Chief Financial
                                Officer


                          By:   /s/ J. Brian Colburn
                                ----------------------------------------------
                                J. Brian Colburn
                                Executive Vice President, Special Projects and Secretary

                                 EXHIBIT INDEX

Exhibit
Number
------

4.1    The Magna Group of Companies Retirement Savings Plan.
4.2 Articles of Arrangement and general By-Law of the Registrant, as amended to date.
5.1    Opinion of Sidley Austin Brown & Wood LLP.
5.2 The Registrant hereby undertakes to cause the Plan Sponsor to submit the Plan and any amendment thereto to the Internal Revenue Service
       (the "IRS") in a timely manner after the effective date of this Registration Statement, and to make all changes required by the IRS in order to qualify the Plan.
23.1   Consent of Ernst & Young LLP.
23.2   Consent of Sidley Austin Brown & Wood LLP (included as part of Exhibit
       5.1).


                                     E-1